Exhibit 99.1

Neumora Therapeutics Reports Second Quarter 2026 Financial Results and Provides Business Update

Favorable pre-clinical data reported for NMRA-215 with plan to submit IND in fourth quarter of 2026 and initiate Phase 1 study by end of 2026

Progressing NMRA-511 in Alzheimer’s disease (AD) agitation and NMRA-898 in schizophrenia with clinical data expected in fourth quarter of 2026 and second half of 2026, respectively

Joshua Pinto, Ph.D., appointedchief executive officer and member of the Board of Directors

Paul L. Berns appointed Executive Chair, continuing to serve as a key strategic leader to advance Company growth

$116.8 million in cash and cash equivalents expected to support operations into the third quarter of 2027

WATERTOWN, Mass., August 14, 2026 – Neumora Therapeutics, Inc. (Nasdaq: NMRA), a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases, today announced financial results for the second quarter ended June 30, 2026, and provided a business update.

“We delivered another quarter of disciplined execution against our strategic priorities, advancing key programs across our pipeline and positioning Neumora for a series of meaningful clinical milestones,” said Paul L. Berns, co-founder and executive chair, Neumora. “More broadly, the last 18 months have been a period of meaningful evolution for Neumora, and I’m pleased to announce Josh’s appointment as chief executive officer. Josh has contributed significantly to the organization during his tenure and has already demonstrated his ability to take on greater responsibility with his elevation to President last year. I’m incredibly proud of what our team has accomplished and confident that Josh is the right leader to guide the company through its next phase of growth. I look forward to continuing to work closely with Josh and the broader Neumora team as we advance our mission to develop transformative treatments for brain and centrally mediated diseases.”

“It has been a privilege to work alongside Paul and the exceptional team at Neumora, and I’m honored to step into the role of CEO,” said Joshua Pinto, Ph.D., president and chief executive officer, Neumora. “Our programs target some of the greatest medical challenges of our generation, and our commitment to developing innovative treatments for patients is deeply personal to me and at the core of everything we do. I look forward to working alongside our talented team to advance towards the upcoming clinical milestones across our pipeline and, ultimately, to improve the lives of the patients we aim to serve.”

LEADERSHIP UPDATE

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Neumora today announced the appointment of Joshua Pinto, Ph.D., as president and chief executive officer and a member of the Board of Directors. Co-founder Paul L. Berns, will serve as Executive Chair.
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Dr. Pinto has made significant contributions to Neumora since joining in 2021, having served in roles of increasing responsibility throughout his tenure. He pairs extensive experience in the biotechnology industry with scientific expertise, giving him a unique perspective and positioning him well to lead Neumora.
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Additionally, Neumora appointed Doron Sagman, M.D., FRCPC, as the Company’s chief medical officer. Dr. Sagman brings more than 20 years of executive leadership experience in clinical development, medical affairs, regulatory strategy, and psychiatry to Neumora.

KEY PIPELINE HIGHLIGHTS

NMRA-215 (NLRP3 Inhibitor): Phase 1 Study Expected to Initiate by End of 2026

Neumora is developing NMRA-215 for the treatment of obesity and cardiometabolic disease. The Company expects to submit an IND in the fourth quarter of 2026 and to initiate a Phase 1 study by the end of 2026.

NMRA-511 (Vasopressin 1a Receptor Antagonist): On Track to Report Data from Multiple Ascending Dose (MAD) Expansion Cohort in Alzheimer’s Disease (AD) Agitation in Fourth Quarter of 2026

Neumora plans to report data from a MAD expansion cohort evaluating higher doses of NMRA-511 in healthy elderly participants in the fourth quarter of 2026 and to initiate a Phase 2 study with NMRA-511 in Alzheimer's disease agitation by the end of 2026.

NMRA-898 (M4 Positive Allosteric Modulator): Phase 1 Data Expected in Second Half of 2026

Neumora is conducting a MAD study with NMRA-898 in healthy volunteers and patients with stable schizophrenia and expects to report data from the study in the second half of 2026.

SECOND QUARTER 2026 FINANCIAL RESULTS

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Cash Position:As of June 30, 2026, Neumora had cash and cash equivalents of $116.8 million.
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Financial Guidance: The Company expects that its cash and cash equivalents as of June 30, 2026, will enable it to fund its operating plan into the third quarter of 2027.
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R&D Expense: Research and development expenses for the second quarter of 2026 were $29.3 million, as compared to $38.7 million for the same period in 2025. The decrease was primarily due to a reduction in clinical trial costs, and lower personnel-related costs.
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G&A Expense: General and administrative expenses for the second quarter of 2026 were $12.9 million, as compared to $15.3 million for the same period in 2025. The decrease was primarily attributable to lower personnel-related costs.
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Net Loss: The Company reported a net loss of $43.1 million for the second quarter of 2026, as compared to $52.7 million for the same period in 2025.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the greatest medical challenges of our generation by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients; the timing, progress and plans for its therapeutic development programs, including the timing of clinical trial initiation and data readouts, including for the NMRA-215, NMRA-511 and NMRA-898 studies; support for continued development, and upcoming milestones and catalysts; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 which was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended June 30, 2026 are not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA THERAPEUTICS

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$29,283	$38,724	$67,881	$90,875
General and administrative	12,907	15,316	27,173	34,101
Total operating expenses	42,190	54,040	95,054	124,976
Loss from operations	(42,190)	(54,040)	(95,054)	(124,976)
Other income (expense):
Interest income	935	2,250	2,166	5,324
Interest expense	(1,820)	(436)	(3,674)	(436)
Other income (expense), net	(7)	(480)	52	(505)
Total other income (expense)	(892)	1,334	(1,456)	4,383
Net loss before income taxes	(43,082)	(52,706)	(96,510)	(120,593)
Provision for income taxes	—	25	30	130
Net loss	$(43,082)	$(52,731)	$(96,540)	$(120,723)
Other comprehensive loss:
Unrealized loss on marketable securities	—	(12)	—	(77)
Comprehensive loss	$(43,082)	$(52,743)	$(96,540)	$(120,800)
Net loss per share, basic and diluted	$(0.23)	$(0.33)	$(0.53)	$(0.75)
Weighted-average shares outstanding, basic and diluted	185,163	161,691	182,504	161,572

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$116,834	$182,530
Total assets	$125,249	$191,047
Total liabilities	$80,730	$87,176
Total stockholders’ equity	$44,519	$103,871

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com